FORM OF JOINT FILING AGREEMENT


          This Agreement is made and entered into as of ______________, by and between each of the undersigned.

          In accordance with Rule 13d-1(f) of the Securities Exchange Act of 1934, as amended, each of the parties hereto agrees with the other parties that the statement of Schedule 13D pertaining to certain securities of Fisher Scientific International Inc., to which this agreement is an exhibit, is filed by and on behalf of each such party and that any amendment thereto will be filed on behalf of each such party.


				[NAMES OF PARTIES]



				By:
				     ---------------------
				Name:
				Title: